Exhibit 99.1

CANOO INC. ANNOUNCES SECOND QUARTER 2021 RESULTS

•	Awarded VDL Nedcar, a JD Power Top-Rated Manufacturer, as Contract Manufacturer to Meet Q4 2022 SOP and Provide Footprint for European Expansion

•	Established Landmark Oklahoma Partnership for Phase 2 Manufacturing; State Committed Approximately $300 Million in Non-Dilutive Financial Incentives

•	Surpassed 9,500 Non-Binding Pre-Orders Across Lifestyle Vehicle, Pickup Truck and Multi-Purpose Delivery Vehicle

•	Hosted Investor Day, Attracting Over 800 Virtual and In-Person Attendees; GOEV Added to Russell 2000 and Russell 3000 Indices

Justin, TX (August 16, 2021) – Canoo Inc. (Nasdaq: GOEV) (“Canoo”), a company developing breakthrough electric vehicles (“EV”) with a proprietary and highly versatile EV platform for personal and business use, today announced its financial results for the second quarter of 2021.

“At Canoo we are focused on bringing sustainable and affordable mobility to the working people of America and beyond. We awarded two significant contracts - phase 1, contract manufacturing with VDL Nedcar and phase 2, selecting Oklahoma as our partner for our owned manufacturing plant,” said Tony Aquila, Investor, Chairman & CEO of Canoo Inc. “The state of Oklahoma has committed approximately $300 million in non-dilutive financial incentives to support our facility. We target to bring 2,000 high-paying jobs, with a goal to hire at least 40% of the workforce from the local community – which consists of Native Americans and veterans. We remain focused on execution as we start the countdown to SOP for our Lifestyle Vehicle when we enter the fourth quarter of this year.”

Recent Updates:

•	Strengthened executive bench and named Josette Sheeran President, in addition to her board role, and announced that Ramesh Murthy, Chief Accounting Officer, has been promoted to the additional title of SVP Finance.
•	Received an AA ESG rating from leading ESG ratings firm, MSCI.

Second Quarter Business Highlights:

•	Awarded VDL Nedcar as contract manufacturer to meet Q4 2022 SOP for Lifestyle Vehicle.
•	Selected Oklahoma as our partner for Phase 2 manufacturing. The state of Oklahoma has committed approximately $300MM in non-dilutive financial incentives to support our facility – which we target to bring 2,000 high-paying jobs, with a goal to hire at least 40% of the workforce from the local community – which consists of Native Americans and veterans.

•	We’ve achieved approximately 500K miles of Beta testing and locked engineering and design to commence our Gamma builds.
•	87% of components sourced, compared to 74% in the first quarter of this year, and excluding bulk material, 95% component sourcing complete.
•	Completed engineering design for 67% of the Lifestyle vehicle components and moved those into tooling.
•	Surpassed 9,500 non-binding refundable preorders across Lifestyle Vehicle, Pickup Truck and Multi-Purpose Delivery Vehicle.
•	Our workforce increased by 230 to 656 total employees, compared to fourth quarter 2020, or a 54% increase. In the second quarter alone, we added 112 employees, or up 21% sequentially.
o	Over 70% of total workforce are hardware and software engineers.

Second Quarter Financial Highlights:

•	Cash and cash equivalents of $563.6 million as of June 30, 2021.
•	GAAP Net loss and comprehensive loss of $112.6 million and $127.8 million for the three and six months ended June 30, 2021, compared to a GAAP Net loss and comprehensive loss of $23.2 million and $54.1 million for the three and six months ended June 30, 2020, respectively. The GAAP Net loss and comprehensive loss for the three and six months ended June 30, 2021, included a loss of $8.2 million and a gain of $(75.4) million on fair value change of earnout right liability.
•	Adjusted EBITDA of $(76.7) million and $(126.5) million for the three and six months ended June 30, 2021, compared to $(17.7) million and $(40.7) million for the three and six months ended June 30, 2020, respectively.
•	Net cash used in operating activities totaled $108.8 million for the six months ended June 30, 2021, compared to $42.3 million for the six months ended June 30, 2020.
•	Net cash used in investing activities were $28.7 million during the six months ended June 30, 2021, compared to $1.0 million during the six months ended June 30, 2020.

Third Quarter 2021 Business Outlook

Based upon our current projections Canoo expects:

•	Operating Expenses (excluding stock-based compensation and depreciation) of: $75M - $85M
•	Capital Expenditures of: $45M - $55M

Conference Call Information

Canoo will host a conference call to discuss the results today, August 16, 2021, at 5:00 PM ET.

To listen to the conference call via telephone dial (877) 407-9169 (U.S.) and (201) 493-6755 (international callers/U.S. toll) and enter the conference ID number 13722169. To listen to the webcast, please click here. A telephone replay will be available until AUGUST 30, 2021, at (877) 660-6853 (U.S.) and (201) 612-7415 (international callers/U.S. toll), with Conference ID number 13722169. To listen to the webcast replay, please click here.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

“EBITDA” is defined as Net loss before interest expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, restructuring charges, asset impairments, and other costs associated with exit and disposal activities, acquisition and related costs, changes to the fair value of contingent earnout shares liability, and any other one-time non-recurring transaction amounts impacting the statement of operations during the year. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe Adjusted EBITDA, when combined with net loss, and EBITDA, is beneficial to an investor’s complete understanding of our operating performance. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate EBITDA and Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We manage our business utilizing EBITDA and Adjusted EBITDA as supplemental performance measures.

Second Quarter 2021 Financial Results

CANOO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

UNAUDITED

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$563,565	$702,422
Prepaids and other current assets	13,345	6,463
Total current assets	576,910	708,885
Property and equipment, net	88,767	30,426
Operating lease right-of-use assets	14,418	12,913
Other assets	31,429	1,246
Total assets	$711,524	$753,470

Liabilities and stockholders' equity
Liabilities
Current liabilities
Accounts payable	$51,778	$17,243
Accrued expenses and other current liabilities	64,468	10,625
Total current liabilities	116,246	27,868
Contingent earnout shares liability	58,101	133,503
Private placement warrants liability	-	6,613
Operating lease liabilities	13,941	13,262
Long-term debt	-	6,943
Other long-term liabilities	-	39
Total liabilities	188,288	188,228

Commitments and contingencies (Note 8)

Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 500,000 authorized; 237,563 and 235,753 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	24	24
Additional paid-in capital	996,354	910,579
Accumulated deficit	(473,142)	(345,361)
Total stockholders’ equity	523,236	565,242
Total liabilities and stockholders’ equity	$711,524	$753,470

CANOO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share values)

UNAUDITED

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$—	$—	$—	$—

Costs and Operating Expenses
Cost of revenue, excluding depreciation	—	—	—	—
Research and development expenses, excluding depreciation	57,638	14,642	96,956	33,935
Selling, general and administrative expenses, excluding depreciation	44,625	3,411	100,252	7,492
Depreciation	2,083	1,756	4,207	3,441
Total costs and operating expenses	104,346	19,809	201,415	44,868
Loss from operations	(104,346)	(19,809)	(201,415)	(44,868)

Other (expense) income
Interest income (expense)	34	(3,545)	46	(9,371)
(Loss) gain on fair value change in contingent earnout shares liability	(8,157)	—	75,402	—
Loss on fair value change in private placement warrants liability	—	—	(1,639)	—
Other (expense) income, net	(85)	113	(174)	108
Loss before income taxes	(112,554)	(23,241)	(127,780)	(54,131)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(112,554)	$(23,241)	$(127,780)	$(54,131)

Per Share Data:
Net loss per share, basic and diluted	$(0.50)	$(0.28)	$(0.57)	$(0.65)

Weighted-average shares outstanding, basic and diluted	226,928	83,740	225,885	82,845

CANOO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six months ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	(127,780)	(54,131)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,207	3,441
Non-cash operating lease expense	235	312
Loss on the disposal of property and equipment	—	9
Debt discount amortization	—	2,638
Stock-based compensation	70,660	740
Gain on fair value in contingent earnout shares liability	(75,402)	—
Loss on fair value change in private placement warrants liability	1,639	—
Changes in operating assets and liabilities:
Prepaids and other current assets	(7,714)	(267)
Other assets	256	664
Accounts payable	1,165	(999)
Accrued interest expense	—	(671)
Accrued expenses and other current liabilities	23,916	6,160
Operating lease liabilities	—	(210)
Net cash used in operating activities	(108,818)	(42,314)

Cash flows from investing activities:
Purchases of property and equipment	(28,653)	(979)
Net cash used in investing activities	(28,653)	(979)

Cash flows from financing activities:
Proceeds from related party convertible debt	—	10,000
Proceeds from issuance of restricted ordinary shares	—	3
Proceeds from convertible debt	—	15,250
Loan advance	—	7,017
Repurchase of restricted ordinary shares	—	(25)
Proceeds from exercise of public warrants	6,867	—
Repurchase of unvested shares	(4)	—
Payment of offering costs	(1,306)	—
Repayment of PPP loan	(6,943)	—
Other	—	22
Net cash (used in) provided by financing activities	(1,386)	32,267
Net decrease in cash, cash equivalents, and restricted cash	(138,857)	(11,026)

Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	702,422	29,507
Cash, cash equivalents, and restricted cash, end of period	563,565	18,481

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	563,075	17,981
Restricted cash at end of period	490	500
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	563,565	18,481

CANOO INC.

ADJUSTED EBITDA RECONCILIATION TABLE

The following table reconciles Net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(112,554)	$(23,241)	$(127,780)	$(54,131)
Interest (income) expense	(34)	3,545	(46)	9,371
Provision for income taxes	—	—	—	—
Depreciation	2,083	1,756	4,207	3,441
EBITDA	(110,505)	(17,940)	(123,619)	(41,319)
Adjustments:
Loss (gain) on fair value change in contingent earnout shares liability	8,157	—	(75,402)	—
Loss on fair value change in private placement warrants liability	—	—	1,639	—
Other expense (income), net	85	(113)	174	(108)
Stock-based compensation	25,514	351	70,660	740
Adjusted EBITDA	$(76,749)	$(17,702)	$(126,548)	$(40,687)

About Canoo

Canoo has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team with employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses. For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches and achievement of other operational milestones, potential success of, and ability to accelerate or broaden, Canoo’s go-to-market strategy, and Canoo's ability to capitalize on commercial opportunities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Hennessy Capital Acquisition Corp. IV; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy; the effects of competition on Canoo's future business; the ability to issue equity or equity-linked securities, and those factors discussed  under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Canoo's registration statement on Form S-1 originally filed on January 13, 2021, and the definitive proxy statement/prospectus contained therein, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2021, as well as its other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Media Relations

Agnes Gomes-Koizumi

Vice President, Communications

Agnes.Gomes-Koizumi@canoo.com

Investor Relations

Kamal Hamid

Vice President, Investor Relations

Kamal.Hamid@canoo.com